EXHIBIT 10.1

THIS NOTE IS A RENEWAL NOTE THAT EXTENDS AND CONTINUES THE CONTRACTUAL OBLIGATIONS OF THAT CERTAIN PROMISSORY NOTE DATED NOVEMBER 20, 2018, IN THE ORIGINAL PRINCIPAL AMOUNT OF $365,000, EXECUTED BY RENOVO RESOURCE SOLUTIONS, INC., A FLORIDA CORPORATION, 6 LLC, A FLORIDA LIMITED LIABILITY COMPANY, RENOVO RECOVERY & SALVAGE, LLC, A FLORIDA LIMITED LIABILITY COMPANY, AND CAMO TRAILERS LEASING AND RENTALS, LLC, A FLORIDA LIMITED LIABILITY COMPANY IN FAVOR OF JAMES K. TOOMEY, LORI M. TOOMEY, AND KRISTEN N. TOOMEY (THE “ORIGINAL NOTE”), WITHOUT ENLARGEMENT OF THE ORIGINAL CONTRACT OR OBLIGATION AND EVIDENCING ONLY THE UNPAID BALANCE OF THE ORIGINAL INDEBTEDNESS (EXCLUDING ACCUMULATED INTEREST). FLORIDA DOCUMENTARY STAMP TAX REQUIRED BY SECTION 201.08, FLORIDA STATUTES, IN THE AMOUNT OF $1,270.50 WAS PAID IN FULL ON THE ORIGINAL NOTE. NO ADDITIONAL DOCUMENTARY STAMP TAX IS DUE PURSUANT TO THE EXEMPTION UNDER SECTION 201.09(1), FLORIDA STATUTES.

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is effective as of February 13, 2026 (the “Effective Date”) by and among James K. Toomey, Lori M. Toomey, and Kristen N. Toomey (collectively, the “Lenders”), 6 LLC, a Florida limited liability company (“6 LLC”), and Kingfish Holding Corporation, a Delaware corporation (“Kingfish” and together with 6 LLC, the “Borrowers”), having assumed the obligations of Renovo Resource Solutions, Inc., a Florida corporation (“Renovo”).

W I T N E S S E T H:

WHEREAS, Renovo, 6 LLC, Renovo Recovery & Salvage, LLC, a Florida limited liability company (“Renovo Recovery”), and Camo Trailers Leasing and Rentals, LLC, a Florida limited liability company (“Camo”), have heretofore issued to Lenders a Promissory Note dated November 20, 2018, in the original principal amount of $365,000.00 (the “Note”), the terms of which are incorporated herein and made a part hereof;

WHEREAS, Renovo Recovery and Camo were released and discharged from any and all further liability or obligations arising under the Note, and were subsequently voluntarily dissolved;

WHEREAS, Renovo, 6 LLC and Lender previously modified the terms of the Note to, among other items, extend the maturity date of the Note to December 31, 2024;

WHEREAS, Renovo merged with and into Kingfish on April 19, 2024, pursuant to that certain Agreement and Plan of Merger (“Merger Agreement”) by and between Kingfish and Renovo dated as of October 28, 2022, as amended (the “Merger”);

WHEREAS, as a result of the Merger and pursuant to the Merger Agreement, all debts liabilities, obligations, restrictions, and duties of Renovo became the debts, liabilities, obligations, restrictions, and duties of Kingfish, including, but not limited to, the Note;

WHEREAS, Borrowers and Lender further modified the terms of the Note to, among other items, extend the maturity date of the Note to December 31, 2026, and increase the interest rate of the Note to 6.00% annum; and

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WHEREAS, Borrowers and Lenders desire to modify certain of the terms as set forth in the Note in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements and mutual covenants hereinafter contained, it is hereby agreed by and between the parties as follows:

1. Decrease in Principal Amount. The Note is hereby amended to decrease the principal amount to $333,000.

2. Removal of Lender. The Note is hereby amended to remove Kristen N. Toomey as a Lender.

3. Note. This Agreement is a modification only and not a novation. This Agreement is to be considered attached to the Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby. Except as otherwise expressly amended hereby, the Note shall continue and remain in full force and effect in accordance with its terms, all of which Borrowers by the execution hereof ratifies, approves and confirms. Terms used but not defined herein shall have the meanings ascribed to such terms in the Note.

4. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be considered an original, with the same effect as if the signatures were upon the same instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto caused this Agreement to be executed as of the date and year first set forth above.

BORROWERS: KINGFISH HOLDING CORPORATION, a Delaware corporation

By:	/s/ Ted Sparling
Ted Sparling, President and Chief Executive Officer

6 LLC, a Florida limited liability company

By:	/s/ Randall Moritz
Randall A. Moritz, Manager

LENDERS:

/s/ James K. Toomey
James K. Toomey

/s/ Lori M. Toomey
Lori M. Toomey

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